Exhibit 99.1

NEWS RELEASE Contact: Robert M. Thornton, Jr.
Chief Executive Officer
(770) 933-7004

SUNLINK HEALTH SYSTEMS, INC. ANNOUNCES DIVIDEND OF FRACTIONAL

INTERESTS IN SERIES C REDEEMABLE PREFERRED SHARES TO HOLDERS OF

ITS COMMON SHARES

ATLANTA, Georgia (August 8, 2023) – SunLink Health Systems, Inc. (NYSE American: SSY) today announced that its Board of Directors (a) declared a dividend of one one-thousandth (1/1,000th) of a share (each a “Series C Fractional Interest”) of the Company’s newly-designated Series C Redeemable Preferred Shares, no par value per share (the “Series C Preferred Shares”), for each outstanding common share of the Company (the “Common Shares”), payable on August 16, 2023 to shareholders of record as of 5:00 p.m. Eastern Time on August 15, 2023 and (b) its intent to call a special meeting of shareholders to consider and approve a proposal to reincorporate the Company as a Georgia corporation (the “Reincorporation Proposal”).

The outstanding Series C Fractional Interests that are present in person or by proxy will vote together with the outstanding Common Shares, as a single class, exclusively with respect to (a) the Reincorporation Proposal, which will result in the adoption of new articles of incorporation and bylaws as a Georgia corporation pursuant to such proposal, and (b) any proposal to adjourn or recess any meeting of shareholders called for the purpose of voting on the Reincorporation Proposal (an “Adjournment Proposal”), and will not be entitled to vote on any other matter, except to the extent required under the Ohio Revised Code (“ORC”). Subject to certain limitations, each outstanding Series C Preferred Share will have 1,000,000 votes per share (or 1,000 votes per Series C Fractional Interest).

Series C Fractional Interests will not vote independently from the Common Shares and a shareholder’s Series C Fractional Interests will automatically be deemed voted in the same manner as that which the shareholder votes his or her Common Shares. Thus, each Series C Fractional Interest will have 1,000 votes and is voted together with the Common Share for which it was dividended, and such votes will be the same (For or Against or Abstain) as the related Common Share.

All Series C Fractional Interests that are not present in person or by proxy at any meeting of shareholders held to vote on the above-described proposals as of immediately prior to the opening of the polls on the Reincorporation Proposal at such meeting will automatically be redeemed by the Company for no consideration. All outstanding Series C Fractional Interests that have not been so redeemed will be redeemed for no consideration if such redemption is ordered by the Company’s Board of Directors or automatically upon the approval by the Company’s shareholders of the Reincorporation Proposal.

The Series C Fractional Interests will effectively attach to the Common Shares for which they were dividended, and will be non-detachable, uncertificated and represented in book-entry form. No Series C Fractional Interests may be transferred by the holder thereof except solely with a transfer by such holder of the Common Shares to which they pertain as of the record date. In that case, Series C Fractional Interests equal to the number of Common Shares to be transferred by such holder will be automatically transferred to the transferee of such Common Shares.

Further details regarding the Series C Preferred Shares and the Series C Fractional Interests will be contained in a report on Form 8-K to be filed by the Company with the Securities and Exchange Commission (the “SEC”) and further details regarding the Reincorporation Proposal and the special meeting will be contained in a proxy statement for the special meeting to be filed by the Company with the SEC.

Important Information for Investors and Shareholders

This Press Release is not intended to and shall not constitute a solicitation of any vote or approval in any jurisdiction. No solicitation of any vote or approval shall be made, except by means of a proxy statement meeting the requirements of Section 14A of, and Schedule 14A under, the Exchange Act. SunLink plans to file other documents with the SEC regarding the Reincorporation Proposal. INVESTORS AND SECURITY HOLDERS OF SUNLINK ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY AS THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS.

Investors and shareholders may obtain free copies of the proxy statement and other documents containing important information about SunLink as such documents are filed with the SEC, through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by SunLink are and will be available free of charge on SunLink’s website at sunlink.com under the tab “Investors” then under the tab “SEC Filings” or by contacting SunLink at (770) 933-7000.

SunLink Health Systems, Inc. is the parent company of subsidiaries that own and operate healthcare properties and businesses in the Southeast. Each of the Company’s businesses is operated locally with a strategy of linking patients’ needs with healthcare professionals. For additional information on SunLink Health Systems, Inc., please visit the Company’s website.

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, without limitation, statements regarding the company’s business strategy. These forward-looking statements are subject to certain risks, uncertainties, and other factors, which could cause actual results, performance, and achievements to differ materially from those anticipated. Certain of those risks, uncertainties and other factors are disclosed in more detail in the company’s Annual Report on Form 10-K for the year ended June 30, 2022 and other filings with the Securities and Exchange Commission which can be located at www.sec.gov.